UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 200 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in September 2014, Atara Biotherapeutics, Inc. (the “Atara”) entered into an exclusive option agreement (the “Option Agreement”) with Memorial Sloan Kettering Cancer Center (“MSK”), under which Atara obtained the right to license from MSK the exclusive, worldwide rights to three clinical stage T-cell programs. On June 12, 2015, Atara exercised its option under the Option Agreement and entered into an exclusive license agreement with MSK (the “License Agreement”).

Under the terms of the License Agreement, MSK granted Atara a worldwide, exclusive license to three allogenic T-cell therapy programs: (i) T-cells activated against Epstein Barr Virus, (ii) T-cells activated against Cytomegalovirus, and (iii) T-cells activated against Wilms Tumor 1 (collectively, the “Licensed Products”). MSK also agreed to transfer certain investigational new drug applications related to the Licensed Products. Atara has agreed to use its commercially reasonable efforts to commercialize the Licensed Products and, if commercialized, continue active marketing efforts through the term of the License Agreement.

In connection with the option exercise and execution of the License Agreement, Atara will make an upfront cash payment to MSK of $4.5 million. Atara is obligated to make additional payments of up to $33.0 million to MSK based on additional license fees and achievement of specified development, regulatory and sales-related milestones. Atara is also required to make escalating mid single-digit royalties based on sales of any Licensed Products.

The License Agreement expires for each Licensed Product on a Licensed Product-by-Licensed Product basis and a country-by-country basis, on the later of: (i) expiration of the last licensed patent rights related to such Licensed Product, (ii) expiration of any market exclusivity period granted by law with respect to such Licensed Product, and (iii) a specified number of years after the first commercial sale of the Licensed Product in such country. Upon expiration of the License Agreement, Atara retains non-exclusive rights to the Licensed Products. MSK may terminate the License Agreement if Atara materially breaches the agreement and does not cure such breach within a specified period or if Atara experiences certain insolvency events.

The foregoing description of the License Agreement is only a summary and is qualified in its entirety by reference to the License Agreement. Atara intends to file a copy of the License Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending June 30, 2015, portions of which will be subject to a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ John F. McGrath, Jr.
John F. McGrath, Jr.
Chief Financial Officer

Date: June 15, 2015